Exhibit 10.17

Exclusive Option Agreement

This Exclusive Option Agreement (hereafter referred to as “this Agreement”) is concluded by and between the following parties in Beijing, China, on the date of December 13, 2017:

Party A:                        Pintec (Beijing) Technology Co., Ltd. (hereafter referred to as “the Pledgee”)

Party B:                        HU Wei, Identity Card No.: *********************;

(hereafter referred to as “the Pledgors”)

Party C:                        Beijing Hongdian Fund Distributor Co., Ltd.

In this Agreement, Party A, Party B and Party C are referred to individually as “one party/a party” and collectively as “the parties”.

Whereas: Party B holds 100% of Party C’s equity interest;

Now therefore: the parties hereby agree on the following terms and conditions:

1.                                      Purchase and Sale of Equity and Assets

1.1                               Grant of Rights

1.1.1                     Each of the two Pledgors that constitute Party B hereby irrevocably grants Party A an exclusive option (“Exclusive Option to Purchase Equity”) to the extent permitted by the laws of the People’s Republic of China (“China”) to purchase, or designate one or more persons (each of whom shall be a “Designee of Equity”) to purchase, at any time from either members of Party B, at one time or in several lots, all or part of Party C’s equity that such pledgor holds. No person other than Party A and the Designees shall not have the right to purchase the equity hereunder or any interest in connection with Party B’s equity. Party C hereby consents to Party B’s grant of the Exclusive Option to Purchase Equity to Party A. In this Clause and this Agreement, the term “persons” include individuals, companies, joint ventures, partnerships, enterprises, trusts or non-company organizations.

1.1.2                     1. Party C hereby irrevocably grants Party A with an exclusive option (“Exclusive Option to Purchase Assets”) to the extent permitted by the laws of China to purchase (or to designate one or more persons (referred to as “Designee of Assets” and referred to as the “Designee” together with the “Designee for Equity”) to purchase part or all of Party C’s assets, to the extent permitted by the law of China, according to the procedure determined by Party A at its own discretion, at the price specified under Clause 1.3 hereof, either at one time or in several lots. Except for Party A and the Designee of Assets, no third party may have the right to purchase the assets hereunder or other rights relating to the assets of Party C. Party B agrees that Party C shall grant Party A with the right to purchase such assets in accordance with the terms and conditions of this Agreement.

1.2                               Procedures for Exercising the Exclusive Right to Purchase

Subject to the terms and conditions of this Agreement and to the extent permitted by the law of China, Party A shall have absolute discretion to decide the specific time, manner and frequency of its exercising of the Exclusive Right to Purchase hereunder.

Party A shall exercise its right to purchase the equity or assets hereunder under the precondition that it is in compliance with the laws and regulations of China. Where Party A exercises its right to purchase the equity or the assets hereunder, it shall send a written notice to Party B (“Notice of Purchase”), which shall specify the following information: (a) the decision of Party A to exercise the right to purchase the equity or the assets hereunder; (b) the amount of equity to be purchased by Party A from Party B (“Purchased Equity”) or the amount of assets to be purchased from Party C (“Purchased Assets”); and (c) the date for purchase/transfer of the Purchased Equity or Purchased Assets.

Party A’s exercise of the Exclusive Option to Purchase Assets shall be subject to the laws and regulations of China. Where Party A exercises its Exclusive Option to Purchase Assets, it shall give Party C a written notice (“Notice for Assets Purchase”), and the Notice for Assets Purchase shall specify the following items: (a) the decision of Party A to exercise the Exclusive Option to Purchase Assets; (b) specific assets that Party A intends to purchase from Party C (“Purchased Assets”); and (c) the date of delivery/transfer of the Purchased Assets.

When Party A exercises its right to purchase the equity or assets hereunder, Party A may either choose to be the transferee of the Purchased Equity or the Purchased Assets, or appoint the Designee as the transferee of all or part of the Purchased Equity or assets.

1.3                               Purchase Prices of the Equity and Assets

1.3.1                     In terms of the Purchased Equity, the purchase price (“Equity Purchase Price”) of the Purchased Equity shall be RMB One Yuan (RMB1.00), unless the Chinese laws or regulations require assessment of Purchased Equity when Party A exercises the exclusive right to purchase; if the minimum price allowed by the Chinese law then is higher than the aforesaid price, the minimum price allowed by law shall prevail. If the transfer price of the Purchased Equity held by Party B is higher than One Yuan (RMB1.00), or Party B receives from Party C any profit or dividend distributed in any form whatsoever, Party B agrees that Party A shall have the right to obtain the part of the aforementioned proceeds in excess of One Yuan (RMB1.00), provided that it does not violate the Chinese law. Party B shall instruct the relevant transferees or Party C to pay the said part of the proceeds to the bank account designated by Party A.

1.3.2                     In terms of the Exclusive Option to Purchase Assets, every time when Party A exercises the right, the purchase price of the Purchased Assets (“Purchase Price of Assets”) shall be the net book value of such Purchased Assets; however, if the minimum price allowed by Chinese law at that time is higher than the aforementioned net book value, the transfer price shall be subject to the minimum price allowed by the law of China.

1.4                               Transfer of the Purchased Equity and the Purchased Assets

Every time when Party A exercises its right to purchase the equity or assets hereunder:

1.4.1                     Party B and Party C shall cause Party C to convene the Shareholders’ Meeting and/or the Meeting of the Board of Directors (whichever is applicable), and adopt a resolution authorizing Party B to transfer the equity to Party A and/or the Designees for Equity Acquisition, or a resolution authorizing Party C to transfer the assets to Party A and/or the Designees for Assets Acquisition;

1.4.2                     Party B or Party C (whichever is applicable) shall, together with Party A and/or its Designees (whichever is applicable), conclude an equity Transfer Contract or assets Transfer Contract (collectively referred to as the “Transfer Contracts”) for each transfer, in accordance with the terms and conditions of this Agreement and the corresponding Purchase Notice;

1.4.3                     The parties concerned shall sign all other necessary contracts, agreements or documents, obtain all necessary governmental licenses and permits, and take all necessary actions to transfer, without any security interest, the effective ownership of the Purchased Equity or the Purchased Assets, to Party A and/or the Designees (whichever is applicable), and to enable Party A and/or the Designees to register themselves as owner of the Purchased Equity or Purchased Assets (if necessary). For the purpose of this Paragraph and this Agreement, “Security Interests” include guarantee, mortgage, pledge, retention, claims, rights or interests of a third party, any Exclusive Option to Purchase Equity, right to acquisition, right of first claim priority purchase, right of set-off, retention of title or other security arrangements, etc.; however, for the sake of clarity, Security Interests do not include any security interest arising from this Agreement and the Equity Pledge Agreement of Party B. “Equity Pledge Agreement of Party B” as stipulated in this Clause and this Agreement refers to the Equity Pledge Agreement as is signed by Party A, Party B and Party C on the date when this Agreement is signed. According to the Equity Pledge Agreement of Party B, Party B shall pledge to Party A all Party B’s equity in Party C, so as to secure obligations of Party B under this Agreement, and ensure that Party C can perform the obligations under the Exclusive Business Cooperation Agreement as is signed by Party C and Party A and obligations under other relevant agreements.

2.                                      Undertakings

2.1                               Undertakings Concerning Party C

Party B (as a shareholder of Party C) and Party C hereby undertake that:

2.1.1                     Without prior written consent of Party A, no supplement, change or amendment may be made to the Articles of Association as well as rules and regulations of Party C, nor may any increase or decrease of Party C’s registered capital or any other change in Party C’s registered capital structure may be effected in any other way whatsoever;

2.1.2                     They shall maintain the existence of their respective companies, operate their business prudently and effectively, and handle their affairs in accordance with good financial and commercial standards and practices;

2.1.3                     Without prior written consent by Party A, no equity, assets, legal or beneficial interest relating to Party C’s business or income may be sold, transferred, mortgaged, pledged or otherwise disposed of, nor may any encumbrance of any security interest be allowed to be placed such equity, assets, legal or beneficial interest without prior written consent by Party A;

2.1.4                     Without prior consent of Party A, no liabilities may be incurred, inherited, guaranteed or permitted, except for under the following circumstance: (i) where the liabilities arise from ordinary course of business other than through loans, and (ii) where the liabilities have been disclosed to Party A and have obtained written consent from Party A;

2.1.5                     They shall ensure that all business of Party C is conducted in the normal course of business, in order to maintain the value of the assets of Party C, and refrain from any act/omission that may affect Party C’s business conditions and the value of the assets thereof;

2.1.6                     Without the prior written consent of Party A, Party C shall not be compelled to sign any major contract, except for where the contract is entered into in the normal course of business (for the purposes of this Paragraph, if the value of a contract exceeds RMB100,000 Yuan, it shall be regarded as a major contract).

2.1.7                     Without the prior written consent of Party A, they shall not cause Party C to offer any loan, credit, guarantee or warranty to any person;

2.1.8                     At the request of Party A, they will provide Party A with all information concerning the operation and financial status of Party C;

2.1.9                     In response to Party A’s request, they shall purchase necessary insurance for Party C’s assets and business from an insurance company approved by Party A, and the value and type of the insurance shall be consistent with the insurance purchased by companies that operate business similar to that of Party C;

2.1.10              Without the prior written consent of Party A, Party C shall not be caused or allowed to merge or associate with any other party, or purchase or invest in any party or be acquired or invested in by any party;

2.1.11              Party C shall not be liquidated, dissolved or cancelled without the prior written consent of Party A;

2.1.12              Party A shall be promptly notified of any litigation, arbitration or administrative proceeding that occurs or may be related to the assets, business or income of Party C;

2.1.13              In order to maintain Party C’s ownership of all of its assets, they shall sign all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate complaints or necessary and appropriate defenses against all claims;

2.1.14              Without the prior written consent of Party A, they shall ensure that Party C will not distribute profits and dividends to its shareholders in any form; however, upon written request by Party A, Party C shall promptly distribute all available profits, and dividends to its shareholders;

2.1.15              At the request of Party A, they shall appoint any person designated by Party A to serve as Party C’s director, supervisor or other company administrator who are subject to appointment and dismissal by Party B;

2.1.16              They shall promptly inform Party A of any event that may have significant adverse effects on the existence, business operation, financial position, assets or goodwill of Party C, and timely take all measures approved by Party A to eliminate such unfavorable events or take effective remedial measures; and

2.1.17              In response to any request that Party A makes at any time, Party C shall transfer the Purchased Assets to Party A and/or the Designees promptly and unconditionally according to the Exclusive Option to Purchase Assets under this Agreement.

2.2                               Undertakings of Party B

Party B hereby undertakes that:

2.2.1                     Without prior written consent of Party A, Party B shall not sell, transfer, mortgage, pledge or otherwise dispose of any legal or beneficial interest in Party C’s equity that Party B holds, or permit the encumbrance of the property right of any security interest thereon, except for the pledge under Equity Pledge Agreement of Party B;

2.2.2                     Party B shall ensure that the Shareholders’ Meeting and/or the Board Meeting of Party C will not approve any sale, transfer, mortgage, pledge or any other disposal of any legitimate or beneficial interests of Party C’s equity owned by Party B which is not supported by prior written consent of Party A, and not to approve any encumbrance on such benefits, except for the pledge of such equity under the Equity Pledge Agreement of Party B;

2.2.3                     Party B shall cause the Shareholders’ Meeting or Board Meeting of Party C not to approve the merger or association of Party C with any party without the prior written consent of Party A, and not to purchase or invest in any party, or be acquired or invested in by any party;

2.2.4                     Party B shall promptly notify Party A of any litigation, arbitration or administrative proceeding that occurs or may occur in connection with the Party C’s equity or assets owned by Party B;

2.2.5                     Party B shall cause Party C’s Shareholders’ Meeting or Board Meeting to vote on and approve the transfer of the Purchased Equity or Purchased Assets under this Agreement and take any and all other actions that Party A may require.

2.2.6                     For the purpose of maintaining its ownership of Party C’s equity, Party B shall sign all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate complaints or conduct necessary and appropriate defenses against any and all claims;

2.2.7                     Upon request by Party A, Party B shall appoint any person designated by Party A to serve as a board director of Party C;

2.2.8                     In response to any request that Party A makes at any time, Party B shall, on the basis of the Exclusive Option to Purchase Equity hereunder, promptly and unconditionally transfer to Party A and/or the Designees the equity of Party C owned by Party B, and Party B hereby waives the preemptive right (if any) in connection with equity transfer by other shareholders of Party C; and

2.2.9                     Party B shall strictly abide by the terms and conditions of this Agreement and other contracts signed by Party B, Party C and Party A, and perform the obligations under this Agreement and other contracts, and refrain from any act/omission which may affect the validity, effectiveness and enforceability of such contracts. If Party B has any residual rights to the equity under the Equity Pledge Agreement of Party B or the Power of Attorney (with Party A as the beneficiary) signed by and between the parties hereto, Party B shall not exercise such rights unless instructed to do so by Party A in writing.

3.                                      Representations and Undertakings

On the date when this Agreement is concluded and each date when the Purchased Equity or Purchased Assets hereunder are transferred, Party B and Party C hereby jointly and separately represent and undertake to Party A that:

3.1                               They have complete and independent legal status and legal capacity to sign, deliver and perform this Agreement, and can independently serve as a party in litigation. Moreover, they have the authority and power to enter into and deliver this Agreement and any Transfer Contracts and perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to sign the Transfer Contracts that are consistent with the terms and conditions of this Agreement when Party A or the Designees exercise the Exclusive Option to Purchase Equity or the Exclusive Option to Purchase Assets. This Agreement and the Transfer Contracts constitute or will constitute their legal, valid and binding obligations and may be enforceable against them in accordance with the terms and conditions thereof;

3.2                               Neither the signing and delivery of this Agreement or any Transfer Contract or the obligations under this Agreement or any Transfer Contract shall: (i) cause any breach of any applicable law in China; (ii) conflict with the Articles of Association, rules or other organizational documents of Party C; (iii) cause any breach of any contract or instrument to which they are a party or which are binding on them, or any breach of any contract or any breach under any contract or instrument to which they are a party or which are binding on them; (iv) cause any breach of any term or condition according to which any license or permit is awarded to any Party or according to which such license or permit will continue to be valid and effective; or (v) result in the suspension or revocation or imposition of additional conditions to any license or permit issued to any Party;

3.3                               Party B has good and marketable ownership of Party C’s equity it owns. Except for Party B’s Equity Pledge Agreement, Party B has no security rights and interests in such equity;

3.4                               Party C has good and marketable ownership of all of its assets and does not have any security interest in the said assets.

3.5                               Party C has no outstanding debts, except for: (i) the debts incurred in the normal course of business, and (ii) the debts that have been disclosed to Party A and agreed upon by Party A in writing;

There are no pending or possible litigation, arbitration or administrative proceedings relating to the ownership of the equity in Party C, the assets of Party C or Party C;

Except for the equity pledge registration that must be completed with the competent industry and commerce authority in accordance with Party B’s Equity Pledge Agreement, the signing and performance of this Agreement and the granting or exercise of the Exclusive Option to Purchase Equity or the Exclusive Option to Purchase Assets under this Agreement are not subject to any third party’s consent, license, waiver, authorization or any government agency’s approval, license, exemption or registration or filing formalities with any government agency.

4.                                      Effective Date

This Agreement shall come into force as of the date when this Agreement is concluded by all the parties to this Agreement, and shall be valid for ten (10) years, and Party A may choose to renew this Agreement upon expiration of the said term. Where Party A chooses to renew this Agreement, the term of renewal shall be decided by Party A; and Party B and Party C shall unconditionally accept such renewal and the term thereof.

5.                                      Governing Law and Dispute Resolution

5.1                               Governing Law

The conclusion, effectiveness, interpretation and performance hereof as well as the resolution of disputes under this Agreement shall be governed by the laws of China.

5.2                               Dispute Resolution

Any dispute arising from or relating to the interpretation or performance of this Agreement shall first be settled through friendly negotiation between the parties hereto. If the parties fail to agree on a settlement of such dispute within thirty (30) days after the submission by either party to the other party of the request for settlement of such dispute, either party hereto may refer the dispute to the China International Economic and Trade Arbitration Commission to be settled through arbitration in accordance with the rules of arbitration in force at that time. The seat of arbitration shall be Beijing and the language to be used in the arbitral proceedings shall be Chinese. The arbitral award shall be final and binding on all the parties.

6.                                      Taxes and Fees

Each party hereto shall, in accordance with the law of China, pay any and all taxes, expenses and fees that are incurred by or imposed on such party in connection with the preparation and execution of this Agreement and the Transfer Contracts and for the completion of the transactions provided for under this Agreement and the Transfer Contracts.

Regardless of whether there is any provision to the contrary, if the tax authority considers that the Equity Purchase Price or the assets purchase price is not a reasonable price and therefore adjusts the tax base, the resultant increase in tax shall be borne by Party B (applicable to the situation when Party A exercises the Exclusive Option to Purchase Equity) or by Party C (applicable to the situation in which Party A exercises the Exclusive Option to Purchase Assets).

7.                                      Notices

7.1                               All notices and other communications as are required or permitted by this Agreement shall be delivered in person or by prepaid registered mail, commercial express service or facsimile to the address of the recipient party.  For each notice, a confirmation request shall also be sent by e-mail. The date on which such a notice is deemed as effectively served shall be determined in the following ways:

7.1.1                     Where a notice is served in person, by courier mail service or prepaid registered letter, it shall be deemed as having been effectively served on the date of delivery or rejection at the designated recipient address of the notice.

7.1.2                     Where the notice is delivered by facsimile, it shall be deemed as having been effectively served on the date of successful transmission thereof (as evidenced by the automatic transmission confirmation message).

7.2                               Any party hereto may, by way of a notice to the other parties, change at any time its address for receiving such notice in accordance with this Article.

8.                                      Confidentiality Duties

The parties hereto confirm that any and all oral or written information exchanged for the purposes of this Agreement shall be confidential. Each party hereto shall keep such information confidential and shall not disclose any such information to any third party without written consent from the other parties hereto, except in the following circumstances: (a) the public is aware of or will be aware of such information (but this is not due to disclosure of such information by the recipient thereof); (b) disclosure of such information is required by any applicable law or the rules or requirements of any stock exchange; or (c) any transaction hereunder of any party hereto requires the disclosure of such information to the legal adviser or financial adviser thereof, provided that the legal adviser or financial adviser shall be bound by an obligation of confidentiality similar to the obligations under this article. The disclosure of any confidential information by any staff member or agent employed by any party hereto shall be deemed to be disclosure of confidential information by such party, and in this case, such party shall be liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

9.                                      Further Undertakings

For the purpose of implementing the terms and conditions of this Agreement, and at the time when it signs this Agreement, each Pledgor in Party B shall agree to sign the Agreement on the Transfer of Capital Contribution in Appendix I hereto and Resolution of Shareholders Meeting in Appendix II hereto, and hereby irrevocably authorizes Party A to use the aforesaid documents for the purpose of implementing this Agreement.

The parties hereto further agree to promptly sign such other documents as are reasonably necessary or expedient for the purposes of performing this Agreement and fulfilling the purposes of this Agreement, and take further actions which are reasonably necessary or expedient for the purpose of performing this Agreement and fulfilling the purpose of this Agreement.

10.                               Miscellaneous

10.1                        Modification, Amendment and Supplement

All the modifications, amendments and supplements to this Agreement shall be subject to a written agreement signed by all the parties hereto.

10.2                        Entire Contract.

Except for the written amendments, supplements or alterations made after the signing of this Agreement, this Agreement shall constitute the entire agreement between the parties hereto on the subject matter hereof and shall supersede all the oral and written consultations, representations and contracts reached on the subject matter hereof prior to this Agreement.

10.3                        Headings

The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation or wording of this Agreement in any aspect whatsoever.

10.4                        Language

This Agreement shall be made in Chinese in three (3) identical copies, and each copy shall be of equal legal binding force.

10.5                        Severability

If one or more terms or conditions of this Agreement are found to be invalid, illegal or unenforceable in accordance with any law or regulations, the validity, legality or enforceability of the rest of this Agreement shall not be affected or prejudiced in any way. Parties hereto shall, through consultations held on a bona fide basis, seek to replace the terms or conditions hereunder that become invalid, illegal or unenforceable with new terms or conditions that are permitted by law and satisfy the expectations of the parties hereto to the greatest extent, so that the business effect of such new and valid terms or conditions shall be similar to those that would have been produced by the invalid, illegal or unenforceable terms or conditions that they replace.

10.6                        Transfer

In the absence of prior written approval of Party A, Other Parties shall not transfer any of its rights and/or obligations hereunder. Party B and Party C agree that in the absence of prior written approval of Party B and Party C, Party A shall have the right to transfer to any third party any of its rights and/or obligations hereunder, provided, however, it shall notify the other parties hereto in writing.

10.7                        Successor

This Agreement shall be binding and inure to the benefit of the respective successors and the transferees as allowed by the parties hereof.

10.8                        Survival

10.8.1              Any obligation arising or due prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

10.8.2              Article 5, Article 7, Article 8 and Article 10 hereof shall survive the termination of this Agreement.

10.9                        Waiver

Any party hereto may waive terms and conditions of this Agreement, provided, however, such waiver must be made in writing and subject to signature by all parties hereto. Any party’s waiver of the breach of this Agreement by the other party hereunder in a specific circumstance shall not be regarded as waiver by such party to abstain in any other cases in respect of a similar breach.

Signature page to follow

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Party A:

Pintec (Beijing) Technology Co., Ltd.(Seal)

/s/Pintec (Beijing) Technology Co., Ltd.

Legal Representative: /s/WEI Wei

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Party B:

HU Wei

Signed by: /s/HU Wei

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Party C:

Beijing Hongdian Fund Distributor Co., Ltd.(Seal)

/s/Beijing Hongdian Fund Distributor Co., Ltd.

Legal Representative: /s/HU Wei